Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-255636 and 333-263806 on Form S-8, and Registration Statement No. 333-264844 on Form S-3, of our report dated March 24, 2022, relating to the financial statements of Werewolf Therapeutics, Inc. as of and for the year ended December 31, 2021, appearing in this Annual Report on Form 10-K of Werewolf Therapeutics, Inc. for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 23, 2023